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                                                                   Exhibit 10.13

                    AMENDMENT NO. 1 TO THE CAPACITY AGREEMENT

          This Amendment No. 1 to the Capacity Agreement (this "Amendment") is made and entered into as of February 15, 2002 by and between Duquesne Light Company, a Pennsylvania corporation ("DLC"), and FirstEnergy Solutions Corp., an Ohio corporation (the "Supplier"). DLC and the Supplier are referred to individually as a "Party" and collectively as the "Parties." In addition, capitalized terms that are used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Capacity Agreement (as defined below).

                                   WITNESSETH:

          WHEREAS, the Parties are parties to that certain Capacity Agreement dated as of December 18, 2001 relating to certain capacity and energy obligations (the "Capacity Agreement");

          WHEREAS, in connection with executing the Capacity Agreement, the Parties acknowledged that (i) contemporaneously with the negotiation of the Capacity Agreement, DLC was negotiating the POLR Supplier Capacity Agreement,
(ii) the Parties were executing the Capacity Agreement prior to the final negotiation and execution of the POLR Supplier Capacity Agreement, and (iii) the Parties have an interest in causing the material provisions of the POLR Supplier Capacity Agreement and the material provisions of the Capacity Agreement to be consistent with one another;

          WHEREAS, also in connection with executing the Capacity Agreement, the Parties agreed that if DLC later notified the Supplier that one or more material provisions of the POLR Supplier Capacity Agreement were no longer consistent with the correlative provisions of the Capacity Agreement, then the Parties would negotiate in good faith such amendments to the Capacity Agreement as would be necessary to render such provisions of the Capacity Agreement consistent with those provisions of the POLR Supplier Capacity Agreement (any such amendments, the "Required Amendments");

          WHEREAS, DLC completed negotiating and definitively executed the POLR Supplier Capacity Agreement on February 15, 2002 and notified the Supplier that certain Required Amendments are necessary to the Capacity Agreement; and

          WHEREAS, in furtherance of the foregoing, the Parties intend to hereby amend the Capacity Agreement to reflect the Required Amendments, as more fully contemplated by this Amendment.

          NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:
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          1. Section 1.1 of the Capacity Agreement is hereby amended by adding the following definition thereto:

     "FE Congestion Charge" means, for each hour, a charge equal to the FE
      --------------------
     Supply Amount for that hour multiplied by $.10/MWh.

          2. Section 3.4 of the Capacity Agreement is hereby amended by restating the second sentence thereof in its entirety to read as follows:

     Beginning on the Effective Date and continuing through the term of this Agreement, the Supplier shall, within ten (10 days) following the end of each calendar month, invoice DLC for all FE Congestion Charges imposed under Section 4.8 hereof, all Transmission Congestion Charges associated with the Swap Amount and FE Charges imposed under Section 4.5 (a) hereof (and credit DLC for any FE Credits imposed under Section 4.5(a) hereof) attributable to the preceding calendar month, which invoice shall, as necessary, also adjust one or more prior months' invoices based on information then available to the Supplier.

          3. Section 4.2 of the Capacity Agreement is hereby amended by restating the second sentence thereof in its entirety to read as follows:

     Beginning on the calendar day immediately preceding the Effective Date and continuing through the term of this Agreement, on a daily basis, the Supplier shall schedule on a day-ahead basis, pursuant to the PJM West Protocols, the FE Supply Amounts to the "DLC Load Zone" as defined under and pursuant to the PJM West Protocols, provided, that any portion of any FE Supply Amount not so scheduled on a day-ahead basis shall be scheduled, pursuant to the PJM West Protocols, by the Supplier using the day-after E-schedules, if any, then permitted under, and according to such rules and procedures as may be then required by, the PJM West Protocols.

          4. Section 4.3 of the Capacity Agreement is hereby amended by restating the second sentence thereof in its entirety to read as follows:

     Beginning at one minute after 11:59 p.m. (eastern time) on the day prior to the Effective Date and continuing through the term of this Agreement, the Supplier shall deliver to DLC each hour, on a continuous basis, the FE Supply Amount for such hour at the "DLC Load Zone" as defined under and pursuant to the PJM West Protocols.

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          5. Article IV of the Capacity Agreement is hereby amended by adding a new Section 4.8 thereto which shall read in its entirety as follows:

     4.8 FE Congestion Charges. For each hour during which the Supplier delivers
         ---------------------
     the FE Supply Amount for such hour as contemplated by Section 4.3 hereof, DLC shall pay to the Supplier, in accordance with Section 3.4 of this Agreement, the FE Congestion Charge for that hour.

          6. This Amendment may be executed in more than one (1) counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

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          IN WITNESS WHEREOF, each of DLC and the Supplier has caused this
Amendment to be executed as of the date first above written.

                                             DUQUESNE LIGHT COMPANY


                                             By:    /s/ Victor A. Roque
                                                    ----------------------------
                                             Name:  Victor A. Roque
                                             Title: President


                                             FIRSTENERGY SOLUTIONS CORP.


                                             By:    /s/ Arthur R. Garfield
                                                    ----------------------------
                                             Name:  Arthur R. Garfield
                                             Title: President

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